Exhibit (10o)

                              CREDIT AGREEMENT


                           Dated as of April 15, 1996


                                     among


                                  UNIFI, INC.
                                  as Borrower,


                              THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO


                                      AND


                               NATIONSBANK, N.A.
                                    as Agent

                               TABLE OF CONTENTS



                                                       Page No.

SECTION 1
     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . .  1
     1.2  Computation of Time Periods. . . . . . . . . . . . . 16
     1.3  Accounting Terms . . . . . . . . . . . . . . . . . . 16

SECTION 2
     THE CREDIT FACILITIES . . . . . . . . . . . . . . . . . . 17
     2.1  Revolving Loans. . . . . . . . . . . . . . . . . . . 17
     2.2  Competitive Bid Loan Subfacility . . . . . . . . . . 18
     2.3  Default Rate . . . . . . . . . . . . . . . . . . . . 21
     2.4  Extension and Conversion . . . . . . . . . . . . . . 22
     2.5  Reductions in Commitments and Prepayments. . . . . . 22
     2.6  Facility Fee . . . . . . . . . . . . . . . . . . . . 23
     2.7  Capital Adequacy . . . . . . . . . . . . . . . . . . 24
     2.8  Inability To Determine Interest Rate . . . . . . . . 24
     2.9  Illegality . . . . . . . . . . . . . . . . . . . . . 24
     2.10 Requirements of Law. . . . . . . . . . . . . . . . . 25
     2.11 Taxes. . . . . . . . . . . . . . . . . . . . . . . . 26
     2.12 Indemnity. . . . . . . . . . . . . . . . . . . . . . 29
     2.13 Pro Rata Treatment . . . . . . . . . . . . . . . . . 29
     2.14 Sharing of Payments. . . . . . . . . . . . . . . . . 30
     2.15 Place and Manner of Payments . . . . . . . . . . . . 31
     2.16 Replacement of Lenders . . . . . . . . . . . . . . . 32

SECTION 3
     CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . 32
     3.1  Closing Conditions . . . . . . . . . . . . . . . . . 32
     3.2  Each Loan Advance. . . . . . . . . . . . . . . .   . 33

SECTION 4
     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . 34
     4.1  Financial Statements . . . . . . . . . . . . . . . . 34
     4.2  Corporate Status . . . . . . . . . . . . . . . . . . 35
     4.3  Corporate Authorization. . . . . . . . . . . . . . . 35
     4.4  No Conflicts . . . . . . . . . . . . . . . . . . . . 35
     4.5  Liens. . . . . . . . . . . . . . . . . . . . . . . . 35
     4.6  Litigation . . . . . . . . . . . . . . . . . . . . . 35
     4.7  Governmental and Other Approvals . . . . . . . . . . 35
     4.8  Use of Loans . . . . . . . . . . . . . . . . . . . . 36
     4.9  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 36
     4.10 Compliance with Law. . . . . . . . . . . . . . . . . 36
     4.11 ERISA. . . . . . . . . . . . . . . . . . . . . . . . 36
     4.12 Hazardous Substances . . . . . . . . . . . . . . . . 37






SECTION 5
     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 38
     5.1  Financial Statements . . . . . . . . . . . . . . . . 38
     5.2  Certificates; Other Information. . . . . . . . . . . 39
     5.3  Payment of Obligations . . . . . . . . . . . . . . . 39
     5.4  Conduct of Business and Maintenance of Existence . . 39
     5.5  Insurance. . . . . . . . . . . . . . . . . . . . . . 40
     5.6  Inspection of Property; Books and Records;
            Discussions . . . . . . . . . . . . . . . . . . .  40
     5.7  Notices. . . . . . . . . . . . . . . . . . . . . . . 40
     5.8  Environmental Laws . . . . . . . . . . . . . . . . . 40
     5.9  Financial Covenants. . . . . . . . . . . . . . . . . 41
     5.10 Funded Debt. . . . . . . . . . . . . . . . . . . . . 41
     5.11 Liens. . . . . . . . . . . . . . . . . . . . . . . . 42
     5.12 Mergers and Consolidations . . . . . . . . . . . . . 42

SECTION 6
     EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . 43
      6.1.       Events of Default . . . . . . . . . . . . . . 43
      6.2.       Rights and Remedies . . . . . . . . . . . . . 45

SECTION 7
     AGENCY PROVISIONS . . . . . . . . . . . . . . . . . . . . 46
     7.1  Appointment. . . . . . . . . . . . . . . . . . . . . 46
     7.2  Delegation of Duties . . . . . . . . . . . . . . . . 46
     7.3  Exculpatory Provisions . . . . . . . . . . . . . . . 47
     7.4  Reliance on Communications . . . . . . . . . . . . . 47
     7.5  Notice of Default. . . . . . . . . . . . . . . . . . 48
     7.6  Non-Reliance on Agent and Other Lenders. . . . . . . 48
     7.7  Indemnification. . . . . . . . . . . . . . . . . . . 48
     7.8  Agent in its Individual Capacity . . . . . . . . . . 49
     7.9  Successor Agent. . . . . . . . . . . . . . . . . . . 49

SECTION 8
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 50
     8.1  Notices. . . . . . . . . . . . . . . . . . . . . . . 50
     8.2  Benefit of Agreement . . . . . . . . . . . . . . . . 51
     8.3  No Waiver; Remedies Cumulative . . . . . . . . . . . 52
     8.4  Payment of Expenses, etc . . . . . . . . . . . . . . 53
     8.5  Amendments, Waivers and Consents . . . . . . . . . . 54
     8.6  Counterparts . . . . . . . . . . . . . . . . . . . . 54
     8.7  Headings . . . . . . . . . . . . . . . . . . . . . . 54
     8.8  Survival . . . . . . . . . . . . . . . . . . . . . . 54
     8.9  Governing Law; Submission to Jurisdiction; Venue . . 54
     8.10 Severability . . . . . . . . . . . . . . . . . . . . 55
     8.11 Entirety . . . . . . . . . . . . . . . . . . . . . . 55
     8.12 Survival . . . . . . . . . . . . . . . . . . . . . . 55

                                   CREDIT AGREEMENT



          THIS CREDIT AGREEMENT dated as of April 15, 1996 (the "Credit Agreement"), is by and among UNIFI, INC., a New York corporation (the "Borrower"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders") and NATIONSBANK, N.A., as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H

          WHEREAS, the Borrower has requested that the Lenders provide a $400,000,000 5-year revolving credit facility under this Credit Agreement for the purpose of financing the redemption of certain convertible subordinated notes of the Borrower and for other general corporate purposes; and

          WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                                  DEFINITIONS

          1.1 Definitions. As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

               "Agent" means NationsBank, N.A. and any successors and assigns in such capacity.

               "Applicable Percentage" means, for any day, the rate per annum set forth below opposite the applicable pricing level then in effect as shown below, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Loans", (ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Loans", and (iii) the Facility Fee shall be the percentage set forth under the column "Facility Fee":

 Pricing       Leverage      Base Rate       Eurodollar        Facility
  Level         Ratio          Loans           Loans              Fee

   I         <1.0 to 1.0       0.00%           0.185%            0.090%

  II        Less than or =
             1.0 to 1.0
            but <1.5:1.0       0.00%           0.225%            0.100%

 III         Less than or =
             1.5:1.0 but
              <2.5:1.0         0.00%           0.265%            0.110%

 IV           Less than or =
               2.5:1.0 but
               <3.0:1.0        0.00%           0.300%            0.125%

 V            Less than or =
                3.0:1.0         0.00%           0.350%            0.150%


          The Applicable Percentage shall, in each case, be determined and adjusted quarterly by the Agent as soon as practicable (but in any event within 5 days) after delivery of the annual financial information required by Section 5.1(a) or the quarterly financial information required by Section 5.1(b), provided that the date of determination and adjustment shall not be later than the date 5 days after the date by which the Borrower is required to provide such quarterly financial information in accordance with Section 5.1(b) (each an "Interest Determination Date") based on the information contained in such quarterly financial information. Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. The Agent shall determine the appropriate Pricing Level promptly upon its receipt of the quarterly financial information and promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Agent shall be conclusive absent manifest error. The initial Applicable Percentages shall be based on Pricing Level I until the first Interest Determination Date occurring after the Closing Date.

               "Bankruptcy Code" means the Bankruptcy Code in
Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

               "Base CD Rate" means a per annum interest rate
(rounded upwards, if necessary, to the next 1/16 of 1%) determined pursuant to the following formula:

                                                     CD
Base CD Rate =    Three Month Secondary CD Rate    + Assessment
                  -----------------------------       Rate
                   1 - CD Reserve Percentage

               "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (b) the Base CD Rate in effect on such day plus 1/2 of 1%, or (c) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate or the Base CD Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) or
(b), as applicable, of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Rate, respectively.

               "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

               "Borrower" means Unifi, Inc., a New York corporation, as identified as such in the heading hereof, together with any successors and permitted assigns.

               "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina and New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England, Charlotte, North Carolina and New York, New York.

               "Capital Expenditures" means all expenditures which in accordance with GAAP would be classified as capital expenditures, including Capital Lease Obligations.

               "Capital Lease" means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

               "Capital Lease Obligations" means the capital lease obligations relating to a Capital Lease determined in accordance with GAAP.

               "CD Assessment Rate" means, for any day, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by NationsBank to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at the offices of NationsBank in the United States.

               "CD Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in Charlotte, North Carolina with deposits exceeding one billion Dollars in respect of non-personal time deposits in Dollars in Charlotte, North Carolina having a maturity of three months in an amount of $100,000 or more.

               "Closing Date" means the date hereof.

               "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

               "Commitment" means, as to each Lender, the commitment of such Lender to make its Commitment Percentage of Committed Loans up to its Committed Amount.

               "Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage) the numerator of which is the Committed Amount of such Lender at such time and the denominator of which is the Total Committed Amount, provided that if the Commitment Percentage of any Lender is to be determined after the Commitments have been terminated, then the Commitment Percentage of such Lender shall be determined immediately prior (and without giving effect) to such termination.

               "Committed Amount" means, as to each Lender, the maximum amount of such Lender's Commitment as identified on
Schedule 2.1(a).

               "Committed Loans" means such term as defined in
Section 2.1.

               "Committed Note" or "Committed Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Committed Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

               "Competitive Bid" means an offer by a Lender to make a Competitive Bid Loan pursuant to the terms of Section 2.2.

               "Competitive Bid Lenders" means, at any time, those Lenders which have Competitive Bid Loans outstanding.

               "Competitive Bid Loan" means a loan made by a Lender in its discretion pursuant to the provisions of Section
2.2.

               "Competitive Bid Note" or "Competitive Bid Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Competitive Bid Loans, if any, provided pursuant to Section 2.2(i), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

               "Competitive Bid Rate" means, as to any
Competitive Bid made by a Lender in accordance with the provisions of Section 2.2, the fixed rate of interest offered by the Lender making the Competitive Bid.

               "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with the provisions of Section 2.2.

               "Consolidated Capital Expenditures" means Capital
Expenditures for the Borrower and its Subsidiaries on a consolidated basis.

               "Consolidated EBITDA" means, for any period, the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other income taxes plus depreciation, amortization and other non-cash charges, for the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

               "Consolidated Funded Debt" means Funded Debt of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

               "Consolidated Interest Expense" means, for any period, all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

               "Consolidated Net Income" means, for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

               "Consolidated Net Worth" means total stockholders' equity for the Borrower and its Subsidiaries on a consolidated basis as determined at a particular date in accordance with GAAP applied on a consistent basis.

               "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

               "Credit Agreement" means this Credit Agreement.

               "Credit Documents" means this Credit Agreement and the Notes.

               "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

               "Defaulting Lender" means, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

               "Dollars" and "$" means dollars in lawful currency of the United States of America.

               "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

               "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

               "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with the Borrower or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b),
(c), (m), or (o) of the Code.

               "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

               "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

          Eurodollar Rate =             LIBOR Rate
                              ---------------------------------
                              1 - Eurodollar Reserve Percentage

               "Eurodollar Reserve Percentage" means for any day,
that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement for the Agent (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is
determined).   The Eurodollar Rate shall be adjusted
automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage. The Agent will promptly notify the Borrower of any change in the Eurodollar Reserve Percentage of which it becomes aware.

               "Event of Default" means such term as defined in
Section 6.1.

               "Facility Fee" means such term as defined in
Section 2.6.

               "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

               "Funded Debt" means, for any Person, (i) all Indebtedness of such Person for borrowed money (including without limitation, indebtedness evidenced by promissory notes, bonds, debentures and similar instruments and further any portion of the purchase price for assets or acquisitions permitted hereunder which may be financed by the seller and Guaranty Obligations by such Person of Funded Debt of other Persons), (ii) all purchase money Indebtedness of such Person, (iii) the principal portion of Capital Lease Obligations, (iv) the maximum amount available to be drawn under standby letters of credit and bankers' acceptances issued or created for the account of such Person, (v) all preferred stock issued by such Person and required by the terms thereto to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (vi) the aggregate amount of Indebtedness and other obligations owing on or in respect of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or other similar transaction but excluding factoring arrangements of the type engaged in by the Borrower as of the Closing Date) regardless of whether such transaction is effected without recourse to such Person or in a manner which would not be reflected on the balance sheet of such Person in accordance with GAAP (including Permitted Receivables Financings) and (vii) all obligations of such Person under synthetic leases or other off-balance sheet financing arrangements. Funded Debt shall include payments in respect of Funded Debt which constitute current liabilities of the obligor under GAAP.

               "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3 hereof.

               "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

               "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

               "Indebtedness" means, of any Person at any date,
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),
(b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,
(f) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (g) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (h) all Guaranty Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent not theretofore reimbursed), (k) all preferred stock issued by such Person and required by the terms thereto to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) all other obligations which would be shown as a liability on the balance sheet of such Person (m) the aggregate amount of indebtedness or obligations owing on or in respect of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or other similar transaction but excluding factoring arrangements of the type engaged in by the Borrower as of the Closing Date) regardless of whether such transaction is effected without recourse to such Person or in a manner which would not be reflected on the balance sheet of such Person in accordance with GAAP and (n) all obligations of such Person under synthetic leases or other off-balance sheet financing arrangements; but specifically excluding from the foregoing trade payables and other expenses and reserves (whether classified as long term or short term) arising or incurred in the ordinary course of business. For purposes hereof, Indebtedness shall include Indebtedness of any partnership in which such Person is a general partner (except for any such Indebtedness with respect to which the holder is limited to the assets of such partnership or joint venture).

               "Interest Coverage Ratio" means the ratio of (i) Consolidated EBITDA minus Consolidated Capital Expenditures for the applicable period, to (ii) Consolidated Interest Expense. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

               "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each March, June, September and December and the Termination Date, (ii) as to any Eurodollar Loan or any Competitive Bid Loan, the last day of each Interest Period for such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

               "Interest Period" means (i) with respect to any Eurodollar Loan, a period of one, two, three or six months duration, as the Borrower may elect, commencing in each case on the date of the borrowing (including extensions and conversions) and (ii) with respect to any Competitive Bid Loan, a period beginning on the date of borrowing and ending on the date specified in the respective Competitive Bid whereby the offer to make such Competitive Bid Loan was extended, which, except with regards to any Accommodating Competitive Bid Loan, shall be not less than 7 days nor more than 180 days' duration; provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall, subject to clause (A) above, end on the last Business Day of such calendar month.

               "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

               "Leverage Ratio" means the ratio of Consolidated
Funded Debt to Consolidated EBITDA.

               "LIBOR Rate" means, for any Interest Period, the interest rate per annum equal to the offered rate for deposits in United States dollars (rounded to four decimal places) in amounts comparable to the principal amount of, and for a length of time comparable to the Interest Period for, the Eurodollar Loan to be made by the Lenders, which interest rate appears on the Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; provided, however, that (i) if more than one such offered rate appears on Telerate Page 3750, the LIBOR Rate shall be the arithmetic average (rounded to four decimal places) of such offered rates, or (ii) if no such offered rate appears on such page, the LIBOR Rate shall be the interest rate per annum (rounded to four decimal places) at which United States dollar deposits are offered to NationsBank in the London interbank borrowing market at approximately 11:00 a.m. (Charlotte, North Carolina time) on the date two (2) Business Days prior to the first day of such Interest Period in an amount comparable to the principal amount of, and for a length of time comparable to the Interest Period for, the Eurodollar Loan to be made by the Lenders.

               "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

               "Loan" or "Loans" means a Committed Loan and/or a Competitive Bid Loan, as appropriate.

               "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform any material obligation under the Credit Documents or (iii) the material rights and remedies of the Lenders under the Credit Documents.

               "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

               "Multiple Employer Plan" means a Plan which the Borrower, any of its Subsidiaries or any ERISA Affiliate and at least one employer other than the Borrower, its Subsidiaries or any ERISA Affiliate are contributing sponsors.

               "NationsBank" means NationsBank, N.A. and its successors.

               "Non-Excluded Taxes" means such term as defined in
Section 2.11(a).

               "Note" or "Notes" means the Committed Notes and/or the Competitive Bid Notes, collectively, separately or individually, as appropriate.

               "Notice of Borrowing" means the written notice of borrowing as referenced and defined in Section 2.1(b)(i).

               "Notice of Extension/Conversion" means the written notice of extension or conversion of a Loan in accordance with
Section 2.4, a form of which is attached as Schedule 2.4.

               "Obligations" means, with respect to any or all of the Lenders, the unpaid principal of, and the accrued and unpaid interest on, the Loans, all accrued and unpaid Commitment Fees and all other unsatisfied obligations of the Borrower arising under any of the Credit Documents, including without limitation under Sections 2.10, 2.11 and 2.12.

               "Participation Interest" means the purchase by a Lender of a participation in Committed Loans as provided in
Section 2.14.

               "PBGC" means the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

               "Permitted Liens" means

               (a)   Liens created by or otherwise existing,
under or in connection with this Credit Agreement or the other
Credit Documents in favor of the Lenders;

               (b) Liens in favor of a Lender hereunder as the provider of interest rate protection relating to the Loans hereunder, but only (i) to the extent such Liens secure obligations under such interest rate protection agreements permitted under Section 5.10, (ii) to the extent such Liens are on the same collateral as to which the Lenders also have a Lien and (iii) if such provider and the Lenders shall share pari passu in the collateral subject to such Liens;

               (c) Liens securing Indebtedness (and refinancings thereof) to the extent permitted under Section 5.10(c);

               (d)  Liens securing Permitted Receivables
Financings to the extent permitted under Section 5.10;

               (e) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

               (f)  carriers', warehousemen's, mechanics',
materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

               (g)  pledges or deposits in connection with
workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

               (h) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (i) any extension, renewal or replacement (or successive extensions, renewals or replacements) , in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

               (j) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

               (k) leases and subleases otherwise permitted hereunder granted to others not interfering in any material respect in the business of the Borrower or any Subsidiary; and

               (l) attachment or judgment Liens, where the attachment or judgment which gave rise to such Liens does not constitute an Event of Default hereunder.

               "Permitted Receivables Financing" means any one or more receivables financings (including factoring arrangements, securitizations and similar structured finance transactions) involving the sale by the Borrower or any of its Subsidiaries of accounts or other receivables, whether or not pursuant to true sales transactions (as determined in accordance with GAAP).

               "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

               "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

               "Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in Charlotte, North Carolina as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

               "Replaced Lender" means such term as defined in
Section 2.16. "Replacement Lender" means such term as defined in
Section 2.16.

               "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19, or .20 of PBGC Reg. Section 2615.

               "Required Lenders" means, at any time, two or more Lenders having collectively at least fifty-one percent (51%) of the Commitments or, if the Commitments have been terminated, two or more Lenders holding collectively at least fifty-one percent (51%) of the aggregate unpaid principal amount of the Notes; provided that the Commitments of, or unpaid principal amount of Notes owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

               "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property.

               "Responsible Officer" means the President,
Executive Vice President, Chief Financial Officer, Treasurer or
Assistant Treasurer of the Borrower.

               "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer
Plan.

               "Subject Property" means such term as defined in
Section 4.12.

               "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. Unless otherwise specified, any reference to a Subsidiary is intended as a reference to a Subsidiary of the Borrower.

               "Termination Date" means, with respect to any Lender at any time, the earlier of (i) the day five (5) years after the date of this Credit Agreement and (ii) the day on which the Commitments shall have been reduced to zero and terminated in whole pursuant to the terms hereof.

               "Termination Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

               "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect for such day (or, if such day shall not be a Business Day, the immediately preceding Business
Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board of Governors of the Federal Reserve System, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such immediately preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks received at approximately 10:00 A.M., Charlotte North Carolina time, on such day, (or, if such day shall not be a Business Day, on the immediately preceding Business Day) by the Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

               "Total Committed Amount" means the aggregate
Committed Amounts of all the Lenders, being initially
$400,000,000.

               "U.S. Tax Compliance Certificate" means such term as defined in Section 2.11(b)(Y).

          1.2 Computation of Time Periods. For purposes of computation of of time hereunder, the word "from" means "from and including" and the "to" and "until" each mean "to but excluding."

          1.3 Accounting Terms. Except as otherwise expressly provided herein, accounting terms used herein shall be interpreted, and all financial and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 5.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 5.1 hereof, consistent with the financial statements as at December 24, 1995 referenced in
Section 4.1); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                   SECTION 2

                             THE CREDIT FACILITIES

          2.1  Revolving Loans.

               (a)    Commitment.  Subject to the terms and
conditions of this Credit Agreement, each Lender severally agrees to make revolving loans ("Committed Loans") to the Borrower from time to time during the period from the date hereof to the Termination Date in an aggregate principal amount not to exceed such Lender's Commitment at any time in effect; provided, however, that (A) with regard to each Lender individually, such Lender's Committed Loans shall not exceed its Committed Amount and (B) with regard to the Lenders collectively, the aggregate amount of Committed Loans plus the aggregate amount of Competitive Bid Loans shall not exceed the Total Committed Amount. Committed Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however that no more than six (6) Eurodollar Loans shall be outstanding hereunder at any time.

               (b)  Committed Loan Borrowings.

                    (i) Notice of Borrowing. The Borrower shall request a Committed Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the second Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Committed Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing
(I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Committed Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

                    (ii)  Minimum Amounts.  Each Committed Loan
borrowing shall be in a minimum aggregate amount of $2,500,000 and integral multiples of $1,000,000, in the case of Eurodollar Loans and $500,000 in the case of Base Rate Loans, in excess thereof (or the remaining amount of the Total Committed Amount, if less).

                    (iii)  Advances.  Each Lender will make its
Commitment Percentage of each Committed Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

               (c)  Repayment.  The principal amount of all
Committed Loans shall be due and payable in full on the Termination Date.

               (d)  Interest.  Subject to the provisions of
Section 2.3, Committed Loans shall bear interest at a per annum rate equal to:

                    (i)  Base Rate Loans.  During such periods as
Committed Loans shall be comprised of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage; and

                    (ii)  Eurodollar Loans.  During such periods
as Committed Loans shall be comprised of Eurodollar Loans, the sum of the Eurodollar Rate plus the Applicable Percentage.

          Interest on Committed Loans shall be payable in arrears on each Interest Payment Date.

               (e) Committed Notes. The Committed Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender substantially in the form of
Schedule 2.1(e).

          2.2  Competitive Bid Loan Subfacility.

               (a) Competitive Bid Loans. Subject to the terms and conditions of this Credit Agreement, the Borrower may, from time to time during the period from the date hereof to the Termination Date, request and each Lender may, in its sole discretion, agree to make, Competitive Bid Loans to the Borrower; provided that the sum of the aggregate amount of Competitive Bid Loans plus the aggregate amount of Committed Loans shall not exceed the Total Committed Amount. Each Competitive Bid Loan shall be in a minimum aggregate principal amount of $2,500,000 and multiples of $1,000,000 in excess thereof.

               (b) Competitive Bid Requests. The Borrower may solicit Competitive Bids by delivery of a Competitive Bid Request substantially in the form of Schedule 2.2(b)-1 to the Agent by 12:00 Noon (Charlotte, North Carolina time) on the second Business Day prior to the date of the requested Competitive Bid Loan borrowing in the case of all other Competitive Bid Requests; provided however that in no event may a Competitive Bid Request be submitted more than four (4) Business Days prior to the date of a requested Competitive Bid Loan borrowing. A Competitive Bid Request shall specify (i) the date of the requested Competitive Bid Loan borrowing (which shall be a Business Day), (ii) the amount of the requested Competitive Bid Loan borrowing and (iii) the applicable Interest Periods requested. The Agent shall, promptly following its receipt of a Competitive Bid Request notify the Lenders of its receipt and the contents thereof. A form of such notice is provided in Schedule 2.2(b)-2. No more than three (3) Competitive Bid Requests shall be submitted at any one time (e.g., the Borrower may request Competitive Bids for no more than three (3) different Interest Periods at a time) and Competitive Bid Requests may be made no more frequently than once every five (5) Business Days. The Borrower shall make payment to the Agent of a fee in the amount of $3,500 concurrently with delivery of any Competitive Bid Request (whether or not any Competitive Bid is offered by a Lender, accepted by the Borrower or extended by the offering Lender pursuant thereto).

               (c) Competitive Bid Procedure. Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid must be received by the Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the Business Day next succeeding the date of receipt by such Lender of the related Competitive Bid Request. A Lender may offer to make all or part of the requested Competitive Bid Loan borrowing and may submit multiple Competitive Bids in response to a Competitive Bid Request. The Competitive Bid shall specify (i) the particular Competitive Bid Request as to which the Competitive Bid is submitted, (ii) the minimum (which shall be not less than $1,000,000 and integral multiples thereof) and maximum principal amounts of the requested Competitive Bid Loan or Loans as to which the Lender is willing to make, and (iii) the applicable interest rate or rates and Interest Period or Periods therefor.
A form of such Competitive Bid is provided in Schedule 2.2(c). A Competitive Bid submitted by a Lender in accordance with the provisions hereof shall be irrevocable. The Agent shall promptly notify the Borrower of all Competitive Bids made and the terms thereof and shall send a copy of each of the Competitive Bids to the Borrower for its records as soon as practicable.

               (d) Submission of Competitive Bids by Agent. If the Agent, in its capacity as a Lender, elects to submit a Competitive Bid in response to the related Competitive Bid Request, it shall submit such Competitive Bid directly to the Borrower one-half of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Agent in response to such Competitive Bid Request pursuant to the terms of subsection (c) above.

               (e) Acceptance of Competitive Bids. The Borrower may, in its sole and absolute discretion, subject only to the provisions of this subsection (e), accept or reject any Competitive Bid offered to it. To accept a Competitive Bid, the Borrower shall give written notification (or telephone notice promptly confirmed in writing) substantially in the form of
Schedule 2.2(e) of its acceptance of any or all such Competitive Bids. Such notification must be received by the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the date on which notice of election to make a Competitive Bid is to be given by the Lenders pursuant to the terms of subsection (c) above; provided, however, (i) the failure by the Borrower to give timely notice of its acceptance of a Competitive Bid shall be deemed to be a rejection thereof, (ii) the Borrower may accept Competitive Bids only in ascending order of rates, (iii) the aggregate amount of Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) the Borrower may accept a portion of a Competitive Bid in the event, and to the extent, acceptance of the entire amount thereof would cause the Borrower to exceed the principal amount specified in the related Competitive Bid Request, subject however to the minimum amounts provided herein (and provided that where two or more Lenders submit a Competitive Bid at the same Competitive Bid Rate, then the Borrower shall accept portions of the Competitive Bids of such Lenders on a pro rata basis based upon the amount of the Competitive Bids of such Lenders) and (v) no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $1,000,000 and integral multiples thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of subsection
(iv) hereof, then in a minimum principal amount of $100,000 and integral multiples thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to subsection (iv) hereof, the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. A notice of acceptance of a Competitive Bid given by the Borrower in accordance with the provisions hereof shall be irrevocable. The Agent shall, not later than 12:00 Noon (Charlotte, North Carolina time) on the date of receipt by the Agent of a notification from the Borrower of its acceptance and/or rejection of Competitive Bids, notify each Lender of its receipt and the contents thereof. Upon its receipt from the Agent of notification of the Borrower's acceptance of its Competitive Bid(s) in accordance with the terms of this subsection (e), each successful bidding Lender will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted.

               (f) Funding of Competitive Bid Loans. Each of which is to make a Competitive Bid Loan shall make its Competitive Bid Loan borrowing available to the Agent for the account of the Borrower (in Dollars and in funds immediately available to the Agent) at the office of the Agent specified in
Schedule 2.1(a), or at such other office as the Agent may designate in writing, by 1:30 P.M. (Charlotte, North Carolina time) on the date specified in the Competitive Bid Request. Such borrowing will then be made available to the Borrower by crediting the account of the Borrower on the books of such office with the aggregate of the amount made available to the Agent by the applicable Competitive Bid Lenders and in like funds as received by the Agent.

               (g) Maturity of Competitive Bid Loans. Each Competitive Bid Loan shall mature and be due and payable in full on the last day of the Interest Period applicable thereto.
Unless the Borrower shall give notice to the Agent otherwise, the Borrower shall be deemed to have requested a Committed Revolving Loan borrowing in the amount of the maturing Competitive Bid Loan, the proceeds of which will be used to repay such Competitive Bid Loan.

               (h) Interest on Competitive Bid Loans. Subject to the provisions of Section 2.3, Competitive Bid Loans shall bear interest for the benefit of the applicable Competitive Bid Lender in each case at the Competitive Bid Rate applicable thereto. Interest on Competitive Bid Loans shall be payable in arrears on each Interest Payment Date.

               (i) Competitive Bid Loan Notes. The Competitive Bid Loans shall be evidenced by a duly executed promissory note of the Borrower to each Lender in an original principal amount equal to the Total Committed Amount and substantially in the form of Schedule 2.2(i).

          2.3 Default Rate. Overdue principal and, to the extent permitted by law overdue interest in respect of each Loan and any other overdue amount payable hereunder or under the other Credit Documents hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

          2.4 Extension and Conversion. The Borrower shall have the option, on any Business Day prior to the Termination Date, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in Section 2.9, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in
Section 1.1 and shall be in such minimum amounts as provided in
Section 2.1(b)(ii), and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the second Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c) and (d) of Section 3.2. In the event the Borrower fails to request extension of or conversion into any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

          2.5  Reductions in Commitments and Prepayments.

               (a) Termination of Commitments Generally. The Borrower may at any time, upon not less than five (5) Business Days' written notice to the Agent, terminate the Commitments, in whole or in part; provided that (i) the Commitments shall not be terminated to an amount less than the sum of the aggregate amount of Competitive Bid Loans plus the aggregate amount of Committed Loans and (ii) partial terminations shall be in a minimum principal amount of $10,000,000 and multiples of $1,000,000 in excess thereof. Partial terminations in the Commitments will serve to reduce each of the Lenders' respective Committed Amount ratably in accordance with the provisions of Section 2.13(a). Terminations of the Commitments, in whole or in part, pursuant to this subsection (a) are permanent and may not be reinstated.

               (b) Voluntary Prepayments. The Borrower may prepay the Loans, in whole or in part; provided that (i) Committed Loans which are Eurodollar Loans and Competitive Bid Loans may be prepaid only with three (3) Business Days' prior written notice (or telephone notice promptly confirmed in writing) to the Agent and any such prepayment of Committed Loans which are Eurodollar Loans and Competitive Bid Loans shall be accompanied by any amounts owing under Section 2.12 on account thereof, and (ii) partial prepayments shall be in a minimum principal amount of $2,500,000 and multiples of $1,000,000 in excess thereof. Amounts paid under this subsection (b) shall be applied as the Borrower may direct, or if the Borrower shall fail to make any such direction, first to Committed Loans which are Base Rate Loans, second to Committed Loans which are Eurodollar Loans in direct order of Interest Period maturities and third to Competitive Bid Loans in direct order of Interest Period maturities. Amounts paid under this subsection (b) may be reborrowed in accordance with the provisions of this Credit Agreement. A form of Notice of Voluntary Prepayment is provided as Schedule 2.5(b).

               (c) Mandatory Prepayments. If at any time the sum of the aggregate amount of Competitive Bid Loans plus the aggregate amount of Committed Loans shall exceed the Total Committed Amount, the Borrower shall immediately make payment on the Loans in an amount sufficient to eliminate the deficiency. Amounts paid under this subsection (c) shall be applied as the Borrower may direct, or if the Borrower shall fail to make any such direction, first to Committed Loans which are Base Rate Loans, second to Committed Loans which are Eurodollar Loans in direct order of Interest Period maturities and third to Competitive Bid Loans in direct order of Interest Period maturities.

               (d) Notice. In the case of voluntary prepayments under subsection (b) hereof, the Borrower will give notice to the Agent of its intent to make such a prepayment by 11:00 A.M. (Charlotte, North Carolina time) three (3) Business Days', in the case of Committed Loans which are Eurodollar Loans and Competitive Bid Loans, and one (1) Business Day prior, in all other cases, prior to the date of prepayment.

          2.6 Facility Fee. In consideration of the Commitments by the Lenders hereunder, the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a facility fee (the "Facility Fee") equal to the Applicable Percentage per annum on the Total Committed Amount in effect from time to time for the applicable period. The Facility Fee shall accrue from the date hereof and shall be payable quarterly in arrears on the last day of each calendar quarter.

          2.7 Capital Adequacy. If, after the date hereof, any Lender has determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder (after taking into account any resulting increase in the Eurodollar Rate due to any increase in the Eurodollar Reserve Percentage) to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender, the Borrower shall pay to such Lender, without duplication, such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

          2.8 Inability To Determine Interest Rate. If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (iii) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

          2.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist),
(b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.12.

          2.10 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender): (i) shall subject such Lender to any tax of any kind whatsoever with respect to or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.11 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under subsection 2.11(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof); (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever); and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand and without duplication, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that (i) in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 2.12 and (ii) no such amounts shall be payable in excess of the amounts that such Lender could have realized had all outstanding Loans been funded at the Prime Rate. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.11  Taxes.

               (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by Governmental Authority, excluding (i) taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, or (ii) any taxes arising after the Closing Date solely as a result of or attributable to a Lender changing any applicable lending office after the date that such Lender becomes a party hereto, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or the Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder,
(A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement, provided, however, that a Borrower shall be entitled to deduct and withhold any Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by such Borrower, and (B) as promptly as possible thereafter such Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

               (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                    (X)(i)  on or before the date of any payment
                    by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                    (ii)  deliver to the Borrower and the Agent
                    two further copies of any such form or
                    certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                    (iii)  obtain such extensions of time for
                    filing and complete such forms or
                    certifications as may reasonably be requested by the Borrower or the Agent; or

               (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent (A) a certificate substantially in the form of Schedule
               2.11 hereto (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of
               Section 881(c) of the Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes; unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 8.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a Participant the obligations of such Participant pursuant to this subsection
               (b) shall be determined as if the Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

          2.12 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of a Eurodollar Loan or a Competitive Bid Loan, conversion into a Eurodollar Loan or a Competitive Bid Loan, or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan or a Competitive Bid Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of a Eurodollar Loan or a Competitive Bid Loan on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans or Competitive Bid Loans, as appropriate (excluding in the case of Eurodollar Loans, however, the margin in excess of the Eurodollar Rate included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.13 Pro Rata Treatment. Except to the extent otherwise provided herein:

               (a)  Committed Loans.  Each Committed Loan
borrowing, each payment or prepayment of principal of any Committed Loan and each payment of interest on the Committed Loans, each reduction of the Committed Amount, and each conversion or continuation of any Loan, shall be allocated among the relevant Lenders in accordance with the respective applicable Commitment Percentages (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of their outstanding Committed Loans of such Lenders); and

               (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a Committed Loan borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Base Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such Committed Loan borrowing is not made available to the Agent by such Lender within two Business Days of such Borrowing Date, the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

          2.14 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Base Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 2.14 to share in the benefits of any recovery on such secured claim.

          2.15 Place and Manner of Payments. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at its offices specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 2.5(c)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

          2.16 Replacement of Lenders. If any Lender delivers a notice to the Borrower pursuant to Sections 2.7, 2.9, 2.10 or 2.11, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more additional banks or financial institutions (collectively, the "Replacement Lender"), provided that (A) at the time of any replacement pursuant to this Section 2.16, the Replacement Lender shall enter into one or more assignment agreements substantially in the form of Schedule 8.2(b) pursuant to, and in accordance with the terms of, Section 8.2(b) (and with all fees payable pursuant to said Section 8.2(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the rights and obligations of the Replaced Lender hereunder and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and
(b) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.6, and (B) all obligations of the Borrower owing to the Replaced Lender (including all obligations, if any, owing pursuant to Section 2.7, 2.10 or 2.11, but excluding those obligations specifically described in clause
(A) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement.


                                   SECTION 3

                                   CONDITIONS

          3.1 Closing Conditions. The obligation of the Lenders to enter into this Credit Agreement and make the initial Loans is subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

               (a)  Executed Credit Documents.  Receipt by the
Agent of duly executed copies of this Credit Agreement and the Notes.

               (b) No Default; Representations and Warranties. As of the Closing Date (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects.

               (c) Opinion of Counsel. Receipt by the Agent of an opinion, or opinions, satisfactory to the Agent, addressed to the Agent and the Lenders and dated as of the Closing Date, from legal counsel to the Borrower.

               (d) Corporate Documents. Receipt by the Agent of the following:

                      (i)     Charter Documents.  Copies of the
articles or certificates of incorporation or other charter documents of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

                     (ii)     Bylaws.  A copy of the bylaws of
the Borrower certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

                    (iii) Resolutions. Copies of resolutions of the Board of Directors of the Borrower approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrower to be true and correct and in force and effect as of the Closing Date.

                     (iv)     Good Standing.  Copies of (a)
certificates of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect on the business or operations of the Borrower in such jurisdiction and (b) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

               (e)  Material Adverse Change.  Since December 24,
1995, there shall not have occurred, nor otherwise exist, an event or condition which has a Material Adverse Effect on the Borrower.

               (f) Other. Receipt by the Agent of such other documents, agreements or information which may be reasonably requested by the Lenders.

          3.2 Each Loan Advance. The obligation of each Lender to make any Loan advance, including the conversion to or extension of any Eurodollar Loan, is subject to satisfaction of the following conditions:

              (a) (i) In the case of any Committed Loan, the Agent shall have received an appropriate Notice of Borrowing or Notice of Extension/Conversion; and (ii) in the case of any Competitive Bid Loan, the applicable Competitive Bid Lender shall have received an appropriate notice of acceptance of its related Competitive Bid;


              (b) The representations and warranties set forth in Section 4 shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

              (c) There shall not have been commenced against the Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded; and

              (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto.

The delivery of each Notice of Borrowing and each Notice of Extension/Conversion relating to an extension of or conversion into Eurodollar Loans and each request for a Competitive Bid pursuant to a Competitive Bid Request shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.


                                   SECTION 4

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Agent and the Lenders as follows:

          4.1 Financial Statements. The Borrower has furnished to the Lenders copies of (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at June 25, 1995 and the related consolidated statements of income, cash flows and shareholders' equity for the fiscal year then ended and (ii) the consolidated balance sheet of the Borrower and its Subsidiaries as at December 24, 1995 and the related consolidated statements of income, cash flows and shareholders equity for the period then ended. Such financial statements, including the related schedules and notes, are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at such dates and the results of their operations for such periods, all in accordance with GAAP applied on a consistent basis (except as otherwise stated therein or in the notes thereto throughout the periods involved).

          4.2 Corporate Status. The Borrower is a corporation duly incorporated and organized and validly existing in good standing in its jurisdiction of incorporation, is duly qualified and in good standing as a foreign corporation and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification necessary, except where its failure so to qualify would not have a Material Adverse Effect, and has full power to own its real properties and its personal properties and to carry on its business as now conducted.

          4.3 Corporate Authorization. The execution, delivery and performance of this Credit Agreement and of the Notes are within the powers and authority of the Borrower and have been duly authorized by proper corporate proceedings. This Credit Agreement and Notes have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          4.4 No Conflicts. Neither the execution and delivery of the Credit Agreement and Notes, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Borrower will (a) violate or conflict with any provision of its articles of incorporation or bylaws, (b) violate, contravene or conflict with any law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties.

          4.5 Liens. The Borrower has no outstanding Liens other than Permitted Liens.

          4.6 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary in any court or arbitration or before or by any governmental department, agency or instrumentality, domestic or foreign, which reasonably would be expected to have a Material Adverse Effect; and neither the Borrower nor any Subsidiary is in violation of any judgment, order, writ, injunction, decree or award or in violation of any rule or regulation of any court or binding arbitration or governmental department, agency or instrumentality, domestic or foreign, the violation of which would have a Material Adverse Effect.

          4.7 Governmental and Other Approvals. No approval, consent or authorization of, or any other action by, or filing or registration with, any governmental department, agency or instrumentality, domestic or foreign, is necessary for the execution or delivery by the Borrower of this Credit Agreement, the Notes or for the performance by the Borrower of any of the terms or conditions hereof or thereof.

          4.8 Use of Loans. The proceeds of the Loans will be used for (i) financing redemption of $230,000,000 6% Convertible Subordinated Notes due March 25, 2002 and the call premium thereon and (ii) general corporate purposes; provided that no part of the proceeds of any Loan hereunder will be used for the purpose of purchasing or carrying Margin Stock or to extend credit to others for such purpose, in violation of Regulation U or Regulation X issued by the Board of Governors of the Federal Reserve System or Section 7 of the Securities Exchange Act of 1934, as amended.

          4.9 Taxes. The Borrower has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) which are not yet delinquent, (b) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (c) which are promptly filed or paid upon notice to the Borrower of the existence thereof.

          4.10 Compliance with Law. Each of the Borrower and its Subsidiaries is in compliance with all laws, rules, regulations, orders and decrees (including without limitation Environmental
Laws) applicable to it, or to its properties, unless such failure to comply would not have or be reasonably expected to have a Material Adverse Effect.

          4.11  ERISA.  Except as would not result in a Material
Adverse Effect:

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best of the Borrower's or any ERISA Affiliate's knowledge, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Single Employer Plan and, to the best of the Borrower's or any ERISA Affiliate's knowledge, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

          (c) None of the Borrower, its Subsidiaries or any ERISA Affiliate has incurred, or, to the best of the Borrower's knowledge, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. None of the Borrower, its Subsidiaries or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of
Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of the Borrower's knowledge, reasonably expected to be in reorganization, insolvent, or terminated.

          (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          4.12 Hazardous Substances. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the real property owned or leased by the Borrower and its Subsidiaries or on which the Borrower or any of its Subsidiaries operates (the "Subject Property") is free from "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. [Subsection:4,6] 9601 et seq., as amended, and the regulations promulgated thereunder, (ii) no portion of the Subject Property is subject to federal, state or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, hazardous wastes, "PCB's" or PCB items (as defined in 40 C.F.R. Subsection 763.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. Subsection 763.63) or the past or present accumulation, spillage or leakage of any such substance, (iii) the Borrower and each of its Subsidiaries is in compliance in all material respects with all federal, state and local requirements relating to protection of health or the environment in connection with the operation of their businesses, and (iv) the Borrower does not know of any complaint or investigation regarding real property which it or any of its Subsidiaries owns or leases or on which it or any of its Subsidiaries operates.


                                   SECTION 5

                                   COVENANTS

          So long as any of the Commitments are in effect and, in any event, until payment in full and discharge of all Obligations to the Agent and the Lenders, including payment of all principal and interest on the Loans, the Borrower shall comply, and shall cause each Subsidiary, to the extent applicable, to comply, with the following covenants:

          5.1 Financial Statements. Furnish to the Agent (with sufficient copies for each of the Lenders):

               (a) Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification, by Ernst & Young, LLP or other firm of independent certified public accountants of nationally recognized standing; and

               (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower, a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related statements of earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments), all in reasonable form and detail acceptable to the Agent and the Required Lenders; all such financial statements to be prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein.

          5.2  Certificates; Other Information.  Furnish to the
Agent (with sufficient copies for each of the Lenders):

               (a)  concurrently with the delivery of the
financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Borrower during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every material condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations required to indicate compliance with Section 5.9;

               (b) within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

               (c) promptly, such additional financial and other information as the Agent, on behalf of any Lender, may from time to time reasonably request.

          5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it on the date hereof and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.5 Insurance. The Borrower shall maintain insurance in such amounts and covering such risks as is consistent with sound business practice.

          5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice, the Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

          5.7 Notices. Give notice to the Agent (which shall promptly transmit such notice to each Lender) of:

               (a) within five Business Days after the Borrower knows thereof, the occurrence of any Default or Event of Default;

               (b) promptly, any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or the Borrower which would reasonably be expected to have a Material Adverse Effect;

               (c)  promptly, any litigation, or any
investigation or proceeding known to the Borrower, affecting the Borrower or any of its Subsidiaries or the Borrower which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

               (d) promptly, any other development or event which would reasonably be expected to have a Material Adverse
Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          5.8  Environmental Laws.

               (a) Except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

               (c)  Defend, indemnify and hold harmless the
Agent, and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way resulting from the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or the properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

          5.9  Financial Covenants.

               (a)  Consolidated Net Worth.  There shall be
maintained at all times a Consolidated Net Worth of at least $400,000,000; provided that the minimum Consolidated Net Worth required hereunder shall be increased (but not decreased) on the last day of each fiscal quarter by an amount equal to 33% of Consolidated Net Income for the fiscal quarter then ended.

               (b) Interest Coverage Ratio. There shall be maintained as of the end of each fiscal quarter an Interest
Coverage Ratio of at least 2.5:1.0.

               (c) Leverage Ratio. There shall be maintained as of the end of each fiscal quarter a Leverage Ratio of not greater than 3.25:1.0.

          5.10 Funded Debt. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Funded Debt, except for:

               (a) Funded Debt arising or existing under this Credit Agreement and evidenced by the Notes hereunder;

               (b) Funded Debt existing as of the Closing Date and disclosed in the financial statements referenced in Section
4.1 and in addition as set forth in Schedule 5.10;

               (c)  Funded Debt consisting of Capital Lease
Obligations or Indebtedness incurred or assumed to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total aggregate amount of all such Indebtedness shall not exceed $50,000,000 at any time outstanding;

               (d) Funded Debt arising or existing in connection with a Permitted Receivables Financing;

               (e) other Funded Debt of the Borrower, provided that after giving effect thereto and to the application of proceeds therefrom, the Leverage Ratio will not be excess of the level permitted by Section 5.9(c) hereof; and

               (f) renewals, extensions and refundings of Funded Debt permitted by this Section 5.10, provided that after giving effect thereto and to the application of proceeds therefrom, the Leverage Ratio will not be in excess of the level permitted by
Section 5.9(c) hereof.

          5.11 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

          5.12  Mergers and Consolidations.  The Borrower shall
(i) not sell, lease or otherwise transfer all or substantially all of its property, assets and business to any other entity, and
(ii) not merge or consolidate with or into, or acquire all or substantially all of the assets of, any other entity without the prior written consent of the Required Lenders unless (A) the cash consideration paid or payable by the Borrower and/or its Subsidiaries in connection therewith in a transaction or series or related transactions is less than an amount equal to 20% of the Borrower's Consolidated Net Worth, and (B) no Default or Event of Default shall exist prior to or after giving effect thereto.


                                   SECTION 6

                               EVENTS OF DEFAULT

           6.1. Events of Default. Each of the following occurrences shall constitute an "Event of Default" under this
Agreement:

               (A) any representation or warranty made by the Borrower to the Lenders in or in connection with this Credit Agreement or any of the other Credit Documents shall prove to have been false or misleading in any material respect when made or furnished;

               (B)  the Borrower shall fail to pay

                    (i)  any principal of any Note as and when
                    the same shall become due and payable, or

                    (ii) any interest on any Note, any Commitment Fee or any other Obligation as and when the same shall become due and payable, and such failure shall continue unremedied for more than five days;

               (C) the Borrower shall fail to pay when due, whether by acceleration or otherwise, one or more evidences of Indebtedness (other than the Notes hereunder) having an aggregate unpaid balance of more than $10,000,000, and such failure shall continue for more than the period of grace, if any, applicable thereto and shall not have been waived;

               (D) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Credit
Agreement or any other Credit Document on its part to be performed or observed, and such failure shall continue unremedied for a period of 30 days;

               (E) the Borrower or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of the Borrower or such Subsidiary or any of their respective properties or assets, (ii) generally fail or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the Borrower or such Subsidiary in an involuntary case under the Bankruptcy Code or (vii) take any corporate action for the purpose of effecting any of the foregoing;

               (F) a proceeding or case shall be commenced, without the application or consent of the Borrower or any in any court of competent jurisdiction seeking (i) its liquidation, reorganization, dissolution or winding-up or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian or liquidator of the Borrower or such Subsidiary or of all or any substantial part of its assets or
(iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

               (G) any of the following events or conditions, which in the aggregate, reasonably could be expected to involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $10,000,000: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability;

               (H) any final judgment, final consent decree or final order for the payment of money (or for the performance of any remedial action or other services that would result in the expenditure of funds by the Borrower or any of its Subsidiaries) shall be rendered against the Borrower or any of its Subsidiaries by any federal, state or local court or administrative agency and the same shall fail to be discharged, stayed or bonded for a period of 60 days after such final judgment, final consent decree or final order for the payment of money (or, in the case of performance obligations, shall fail to be performed in the manner and at the times required in such final judgment, final consent decree or final order or shall fail to otherwise be discharged, stayed or bonded, in any such case, for a period of 60 days after the performance of such obligations is required) provided that no occurrence described in this subsection (H) shall constitute an Event of Default unless the aggregate outstanding liability of the Borrower and its Subsidiaries which has resulted from all such occurrences shall exceed $10,000,000 (or its equivalent in any other currency); or

               (I) either (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 50% of the then outstanding voting stock of the Borrower or
(ii) a majority of the Board of Directors of the Borrower shall consist of individuals who are not Continuing Directors; "Continuing Director" means, as of any date of determination, (i) an individual who on the date two years prior to such determination date was a member of the Borrower's Board of Directors and

               (ii) any new Director whose nomination for election by the Borrower's shareholders was approved by a vote of at least 75% of the Directors then still in office who either were Directors on the date two years prior to such determination date or whose nomination for election was previously so approved.

           6.2. Rights and Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 8.5), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for herein:

             (i)  Termination of Commitments.  Declare the
Commitments terminated whereupon the Commitments shall be immediately terminated.

            (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other amounts owing hereunder to any of the Lenders to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

           (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under this Credit
Agreement and the Notes and all rights of set-off.

          Notwithstanding the foregoing, in the case of an Event of Default specified in subsection (E) or (F) relating to a Borrower or a Subsidiary, the respective Commitment of each Lender shall be immediately terminated and the Notes, including all interest thereon, and all other Obligations shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   SECTION 7

                               AGENCY PROVISIONS

          7.1 Appointment. Each Lender hereby designates and appoints NationsBank, N.A. as administrative agent (in such capacity as Agent hereunder, the "Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and the Borrower shall not have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall not act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower.

          7.2 Delegation of Duties. The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          7.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency herefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Borrower to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower.

          7.4 Reliance on Communications. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 8.2(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 8.5, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

          7.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

          7.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          7.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder and under the other Credit Documents.

          7.8 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not Agent hereunder. With respect to the Loans made and all Obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          7.9 Successor Agent. The Agent may, at any time, resign upon 20 days' written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section
7.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

                                   SECTION 8

                                 MISCELLANEOUS

          8.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Agent, set forth below, and in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

               if to the Borrower:

                    Unifi, Inc.
                    P.O. Box 19109
                    7201 W. Friendly Avenue
                    Greensboro, North Carolina  27410
                    Attn:  Robert A. Ward
                    Telephone: (910) 316-5461
                    Telecopy: (910) 294-4751

               with a copy to:

                    Frazier, Frazier & Mahler
                    Suite 206, Southeastern Building
                    102 N. Elm Street
                    P.O. Drawer  1559
                    Greensboro, North Carolina  27402
                    Attn:  C. Clifford Frazier
                    Telephone: (910) 378-7781
                    Telecopy: (910) 274-7358

               if to the Agent:

                    NationsBank, N.A.
                    101 N. Tryon Street
                    Independence Center, 15th Floor
                    NC1-001-15-04
                    Charlotte, North Carolina  28255
                    Attn:  Linda Ballard
                    Telephone: (704) 386-9368
                    Telecopy: (704) 386-9923

               with a copy to:

                    NationsBank, N.A.
                    NationsBank Corporate Center
                    100 N. Tryon Street, 8th Floor
                    NC1-007-08-01
                    Charlotte, North Carolina  28255
                    Attn:  Richard G. Parkhurst, Jr.
                    Telephone: (704) 386-1828
                    Telecopy: (704) 386-1270


          8.2  Benefit of Agreement.

               (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign and transfer any of its interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 8.2, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or participation in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any affiliate of such Lender.

               (b) Assignments. Each Lender may, upon obtaining the consent of the Borrower and the Agent (which consent shall not be unreasonably withheld), assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Schedule 8.2(b) to one or more additional banks or financial institutions, provided that
(i) no such consent shall be required with respect to any assignment by a Lender to an affiliate of such Lender and no such consent shall be required from the Borrower after the occurrence and during the continuation of any Event of Default, and (ii) any such assignment shall be in a minimum aggregate amount of $25,000,000 of the Commitments and that each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon execution by all necessary parties of the applicable assignment agreement, together with the payment of a transfer fee of $3,500 to the Agent for the account of the Agent. The assigning Lender will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof).

               (c)  Participations.  Each Lender may sell,
transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that
(i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating, or (B) postpone the date fixed for any payment of principal (including the date of any mandatory prepayment), interest or fees in which the participant is participating, (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

          8.3 No Waiver; Remedies Cumulative. No failure or delay on the part of the Borrower, the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

          8.4  Payment of Expenses, etc.  The Borrower agrees to:
(i) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery and administration of the Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent) and any amendment, waiver or consent relating to this Credit Agreement and the other Credit Documents to which it shall consent, including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Agent and each Lender, their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified). All legal fees to be paid in accordance with this Section 8.4 shall be based on the actual amount of time expended in connection with such matters at the usual hourly rates of such attorneys, notwithstanding the provisions of N.C. Gen. Stat. Subsection 6-21.2.

          8.5 Amendments, Waivers and Consents. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Required Lenders, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (i) extend the scheduled maturities (including the final maturity and any mandatory prepayments) of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of this Section or Section 2.9, 2.10, 2.11, 2.12, 2.14, 7.7, and 8.4, (iii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or
(iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. No provision of Section 7 may be amended without the consent of the Agent.

          8.6 Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

          8.7 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

          8.8 Survival of Indemnification. All indemnities set forth herein, including, without limitation, in Sections 2.10,
2.11 or 2.12 or 8.4 shall survive the execution and delivery of this Credit Agreement, and the making of the Loans, the repayment of the Loans and other obligations and the termination of the Commitment hereunder.

          8.9  Governing Law; Submission to Jurisdiction; Venue.

               (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts.

               (b) Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

               (c) EACH OF THE AGENTS, EACH OF THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          8.10 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

          8.11 Entirety. This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

          8.12 Survival of Representations and Warranties. All representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                UNIFI, INC.,
                         a New York corporation


                         By ROBERT A. WARD
                            ____________________________
                         Title  EXECUTIVE VICE PRESIDENT
                               _________________________



LENDERS:                 NATIONSBANK, N.A.,
                         individually in its capacity as a
                         Lender and in its capacity as Agent


                         By RICHARD G. PARKHURST
                            _____________________________
                         Title VICE PRESIDENT
                               __________________________


                         WACHOVIA BANK OF NORTH CAROLINA, N.A.


                         By CHARLENE JOHNSON
                            _____________________________
                         Title VICE PRESIDENT
                               __________________________


                         CREDIT SUISSE


                         By GEOFFREY M. CRAIG
                            _____________________________
                         Title MEMBER OF MANAGEMENT
                              __________________________


                         By KRISTINN R. KRISTINSSON
                            _____________________________
                         Title  ASSOCIATE
                              __________________________

                              Schedule 2.1(a)
                         Schedule of Lenders and
                              Commitments



          Address for    Address for         Committed Committed
Lender    Notices        Funding and           Amount  Percentage
                         Payments
- ------    -----------    ------------        --------  ----------

NationsBank, N.A.
     NationsBank, N.A.   NationsBank, NA
     101 N. Tryon Street 101 N. Tryon St.
     Independence Center, Independence Ctr.
     15th Floor          15th Floor
     NC1-001-15-04       NC-001-15-04
     Charlotte, NC 28255 Charlotte, NC 28255
     Attn:  Linda Ballard Attn:  Linda Ballard
     Ph: 704/386-9368    Ph:  704/386-9368
     Fx: 704/386-9923    Fx:  704/386-9923   $200,000,000   50%

with a copy to:

NationsBank, N.A.
     NationsBank Corporate    NationsBank Corporate
     Center                   Center
     100 N. Tryon Street,     100 N. Tryon Street,
     8th Floor                8th Floor
     Charlotte, NC 28255      Charlotte, NC  28255
     Attn:  R.G. Parkhurst, Jr.Attn:  RG Parkhurst, Jr.
     Ph: 704/386-1828         Ph:  704/386-1828
     Fx: 704/386-1270         Fx:704/386-1270

Wachovia Bank of North
Carolina, N.A.
     Wachovia Bank of North   Wachovia Bank of North
     Carolina, N.A.           Carolina, N.A.
     100 N. Main Street       100 N. Main Street
     Mail Code 37207          Mail Code 37207
     Winston-Salem, North     Winston-Salem, NC
     Carolina  27150-3099     27150-3099
     Attn:  Charlene Johnson  Attn:  Charlene Johnson
     Ph: 910/732-5472         Ph:  910/732-5472
     Fx: 910/732-6935         Fx:  910/732-6935
                                             $100,000,000   25%

Credit Suisse
     Credit Suisse            Credit Suisse
     12 East 49th Street      191 Peachtree St.
     New York, NY  10017      Suite 3500
     Attn:  Hazel Leslie      Atlanta, GA  30303
     Ph: 212/238-5218         Attn:  Chris Boren
     Fx: 212/238-5246         Ph:  404/577/6100
                              Fx:  404/577-9029
                                             $100,000,000   25%
PAGE

                               Schedule 2.1(b)(i)

                     FORM OF NOTICE OF COMMITTED BORROWING


NationsBank, N.A.,
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attn:  Agency Services


Ladies and Gentlemen:

     The undersigned, UNIFI, INC. (the "Borrower"), refers to the Credit Agreement dated as of April __, 1996 (as amended and modified, from time to time, the "Credit Agreement"), among the Borrower, the Lenders and NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice that it requests a Committed Loan borrowing pursuant to the provisions of Section 2.1(b) of the Credit Agreement and in connection herewith sets forth below the terms on which such borrowing is requested to be made:

     (A)  Date of Borrowing
          (which is a Business Day)     _______________________

     (B)  Principal Amount of
          Borrowing                     _______________________

     (C)  Interest rate basis           _______________________

     (D)  Interest Period and the
          last day thereof              _______________________

     In accordance with the requirements of Section 3.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c) and (d) of such Section, are true and correct.

                         Very truly yours,

                         UNIFI, INC.


                         By:__________________________________

                         Name:________________________________
                         Title:_______________________________

                              Schedule 2.1(e)

                          FORM OF COMMITTED NOTE

$_________________                                April __, 1996


          FOR VALUE RECEIVED, UNIFI, INC., a New York corporation (the "Borrower"), hereby promises to pay to the order of ______________________, its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N.Tryon Street, Independence Center, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended and modified from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of ________________________DOLLARS ($____________) or, if less than such principal amount, the aggregate unpaid principal amount of all Committed Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with
Section 2.1(d) of the Credit Agreement.

     Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 2.3 of the Credit Agreement.

     Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note and all other indebtedness owing to the Lender under the Credit Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                         UNIFI, INC.


                         By:____________________________
                         Name:
                         Title:

                            SCHEDULE A TO THE
                              COMMITTED NOTE
                              OF UNIFI, INC.
                           DATED APRIL __, 1996

                                        Unpaid         Name of
     Type                               Principal      Person
      of  Interest       Payments       Balance        Making
Date Loan  Period   Principal Interest  of Note        Notation
- ---- ---- --------  --------- --------  ----------     ---------

                             Schedule 2.2(b)-1

                      FORM OF COMPETITIVE BID REQUEST


NationsBank, N.A.,
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attn:  Agency Services

Ladies and Gentlemen:

     The undersigned, UNIFI, INC. (the "Borrower"), refers to the Credit Agreement dated as of April __, 1996 (as amended and modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to
Section 2.2(b) of the Credit Agreement it requests solicitation of Competitive Bids under the Credit Agreement, and in connection herewith sets forth below the terms on which such Competitive Bid Loan borrowing is requested to be made:

     (A)  Competitive Bid Request is/is not
          an Accommodating Competitive Bid
          Request

     (B)  Date of Competitive Bid Loan Borrowing
          (which is a Business Day)          __________________

     (C)  Principal Amount of
          Competitive Bid Loan Borrowing     __________________

     (D)  Interest Period and the last
          day thereof                        __________________

     In accordance with the requirements of Section 3.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c) and (d) of such Section, are true and correct.


                         Very truly yours,

                         UNIFI, INC.



                         By:____________________________
                         Name:
                         Title:

                             Schedule 2.2(b)-2

                 FORM OF NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]

Attention:

Dear Sirs:

     Reference is made to the Credit Agreement dated as of April __, 1996 (as amended and modified from time to time, the "Credit Agreement"), among UNIFI, INC. (the "Borrower"), the Lenders and NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on _____________, 19__, pursuant to
Section 2.2(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by 10:00 A.M. (Charlotte, North Carolina time) ______________, 19__ [Date of Proposed Competitive Bid Loan Borrowing] Your Competitive Bid must comply with Section 2.2(c) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Bid Borrowing       __________________

(B)  Principal amount of
     Competitive Bid Borrowing               __________________

(C)  Interest Period and the last
     day thereof                             __________________


                         Very truly yours,

                         NATIONSBANK, N.A., as Agent



                         By:_______________________________
                         Name:
                         Title:

                              Schedule 2.2(c)

                          FORM OF COMPETITIVE BID


NationsBank, N.A.,
 as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attn:  Agency Services

Ladies and Gentlemen:

     The undersigned, [Name of Lender], refers to the Credit Agreement dated as of April __, 1996 (as amended and modified from time to time, the "Credit Agreement"), among UNIFI, INC. (the "Borrower"), the Lenders and NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.2(c) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on ________________, 19__, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)  Principal Amount                   ____________________

(B)  Competitive Bid Rate               ____________________

(C)  Interest Period and last
     day thereof                        ____________________

     The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.2(e) of the Credit Agreement.

                         Very truly yours,

                         [NAME OF LENDER]


                         By:______________________________
                         Name:
                         Title:

                              Schedule 2.2(e)

               FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


NationsBank, N.A.,
as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attn:  Agency Services

Ladies and Gentlemen:

     The undersigned, UNIFI, INC. (the "Borrower"), refers to the
Credit Agreement dated as of April __, 1996 (as amended and modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and NationsBank, N.A., as Agent.

     In accordance with Section 2.2(d) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ______________ and in accordance with Section 2.2(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

                                             Interest
Principal Amount    Competitive Bid Rate       Paid    Lender
- ----------------    ---------------------    --------  ------

$                                  [%]
$                                  [%]

     We hereby reject the following bids:

                                            Interest
Principal Amount    Competitive Bid Rate     Paid      Lender
- ----------------    --------------------    --------   ------

$                                  [%]
$                                  [%]


     The Competitive Bid Loans accepted as provided above should be deposited in the general deposit account maintained by the Borrower with NationsBank, N.A. on [date].

                         Very truly yours,

                         UNIFI, INC.



                         By:_____________________________
                         Name:
                         Title:
                         Schedule 2.2(i)

                   FORM OF COMPETITIVE BID NOTE

$400,000,000                                  April __, 1996


     FOR VALUE RECEIVED, UNIFI, INC., a New York corporation (the "Borrower"), hereby promises to pay to the order of _______________________________ its successors and permitted assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended and modified from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FOUR HUNDRED MILLION DOLLARS ($400,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2(g) of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Bid Loan borrowing evidenced hereby.

     Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 2.3 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note and all other indebtedness owing to the Lender under the Credit Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                         UNIFI, INC.


                         By:___________________________
                         Name:
                         Title:

                               SCHEDULE A TO THE
                              COMPETITIVE BID NOTE
                                 OF UNIFI, INC.
                              DATED APRIL __, 1996

                                             Unpaid    Name of
          Type                               Principal Person
           of  Interest       Payments       Balance   Making
Date      Loan  Period   Principal Interest   of Note  Notation
- ----      ---- --------  --------- --------  --------  ---------

                               Schedule 2.4

                 FORM OF NOTICE OF CONVERSION OR EXTENSION


NationsBank, N.A.,
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services


Ladies and Gentlemen:

   The undersigned, UNIFI, INC. (the "Borrower"), refers to the Credit Agreement dated as of April __, 1996 (as amended and modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section
2.4 of the Credit Agreement that it requests an extension or conversion of a Committed Loan outstanding under the Credit Agreement, and in connection herewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)  Date of Extension or Conversion
     (which, with regard to Eurodollar
     Loans, is the last day of the
     the applicable Interest)           _______________________

(B)  Principal Amount of
     Extension or Conversion            _______________________

(C)  Interest rate basis                _______________________

(D)  Interest Period and the
     last day thereof                   _______________________

     In accordance with the requirements of Section 3.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c) and (d) of such Section, are true and correct.

                         Very truly yours,

                         UNIFI, INC.

                         By:__________________________________
                         Name:
                         Title:

                               Schedule 2.11

                  FORM OF U.S. TAX COMPLIANCE CERTIFICATE

     Reference is hereby made to the Credit Agreement, dated as of April __, 1996, as amended and modified from time to time thereafter, among Unifi, Inc., the Lenders party thereto and NationsBank, N.A., as Agent (the "Credit Agreement"). Pursuant to
Section 2.11 of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                    [NAME OF LENDER]


                                By:___________________________
                                Name:
                                Title:

                              Schedule 5.1(c)

                 Form of Officer's Compliance Certificate

       For the fiscal quarter ended _________________, 19___.

     I, ______________________, [Title] of UNIFI, INC. (the
"Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of April __, 1996 (as amended and modified from time to time, the "Credit Facility"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Lenders party thereto and NationsBank, N.A., as
Agent:

     a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments; and

     b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement.

     c. Attached are computations demonstrating compliance with the financial covenants set out in Section 5.9 of the Credit Agreement.

     This ______ day of ___________, 19__.


                        UNIFI, INC.

                        By:________________________________
                        Name:
                        Title:

                               Schedule 5.10

                           Existing Funded Debt






TYPE OF FUNDED DEBT                                       AMOUNT

- -----------------------------------------------------------------



Unifi, Inc. 6% Convertible
Subordinated Note Due 2002                        $230,000,000.00
issuable only in registered
form without coupons and
only in denominations of
$1,000.00 and any integral
multiple thereof.
                              Schedule 8.2(b)

                     Form of Assignment and Acceptance


     THIS ASSIGNMENT AND ACCEPTANCE dated as of ________, 199_ is entered into between ________________ ("Assignor") and ____________________ ("Assignee").

     Reference is made to the Credit Agreement dated as of April __, 1996, as amended and modified from time to time thereafter (the "Credit Agreement") among UNIFI, the Lenders party thereto and NationsBank, N.A., as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments of the Assignor on the effective date of the assignment designated below (the "Effective Date") and the Committed Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth below of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in
     Section 8.2(b) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North
     Carolina.

3.   Terms of Assignment

     (a)  Date of Assignment:

     (b)  Legal Name of Assignor:

     (c)  Legal Name of Assignee:

     (d)  Effective Date of Assignment:

     (e)  Commitment Percentage Assigned:
          (expressed as a percentage of
          the Total Committed Amount and
          set forth to at least 8 decimals)                 %

     (f)  Commitment Percentage of
          Assignor after Assignment
          (set forth to at least 8 decimals)                %

     (g)  Total Committed Loans outstanding
          as of Effective Date                     $_____________


     (h)  Principal Amount of Committed
          Loans assigned on Effective
          Date (the amount set forth
          in (g) multiplied by the
          percentage set forth in (e))            $_____________

The terms set forth above are hereby agreed to:

____________________, as Assignor



By:_____________________________________
Name:
Title:


_____________________, as Assignee


By:_____________________________________
Name:
Title:


CONSENTED TO:

NATIONSBANK, N.A., as Agent

By:____________________________________
Name:
Title:


UNIFI, INC.

By:__________________________________
Name:
Title